UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

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☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☑	Soliciting Material Pursuant to §240.14a-12
ODYSSEY HEALTHCARE, INC.
(Name of Registrant as Specified in Its Charter)
N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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The following letter was delivered to employees of Odyssey HealthCare, Inc. (“Odyssey”) by e-mail on Friday July 9, 2010 by Brenda Belger, Senior Vice President, Human Resources, of Odyssey:
We are excited to share with you that the upcoming transaction between Gentiva and Odyssey has successfully cleared another important hurdle.
On Tuesday, July 6, the waiting period expired on a regulatory filing we previously made with the federal government in connection with the pending merger with Gentiva, meaning that another condition to closing the merger has been satisfied and the last remaining material condition is stockholder approval, which we hope to obtain at our stockholders’ meeting on August 9th. We have attached the press releases.
The end of this waiting period provides the opportunity to fully mobilize and launch integration planning efforts. Gentiva is now setting up an Integration Management Office, referred to as the IMO, to lead this effort. Over the next couple of weeks we will share more with you regarding this team and the plan that is developed.
While there is much work ahead, we look forward to building together one of the industry’s leading providers of home health and hospice services in the country!
Additional Information
Odyssey filed a definitive proxy statement with the Securities and Exchange Commission (the “SEC”) on July 9, 2010 and intends to file other relevant materials in connection with the acquisition in due course. The definitive proxy statement has be sent or given to the stockholders of Odyssey. Before making any voting or investment decision with respect to the acquisition, investors and stockholders of Odyssey are urged to read the proxy statement and the other relevant materials when they become available because they will contain important information about the acquisition. The proxy statement and other relevant materials (when they become available), and any other documents filed by Odyssey with the SEC, may be obtained free of charge from Odyssey by directing a request to Odyssey’s Investor Relations Department at toll free phone number 888-922-9711, email address InvestorRelations@odsyhealth.com or through the Company Web site www.odsyhealth.com under “Investor Relations — InfoRequest.”
Participants in the Solicitation
Odyssey and its directors and executive officers may be deemed to be participants in the solicitation of proxies from Odyssey stockholders in connection with the merger. Information about Odyssey’s directors and executive officers is set forth in Odyssey’s proxy statement on Schedule 14A filed with the SEC on April 5, 2010 and Odyssey’s Annual Report on Form 10-K filed on March 10, 2010. Additional information regarding the interests of participants in the solicitation of proxies in connection with the merger will be included in the proxy statement that Odyssey intends to file with the SEC.

Forward-looking Statements
     Certain statements contained in this filing are forward-looking statements within the meaning of the federal securities laws. Such forward-looking statements are based on management’s current expectations and are subject to known and unknown risks, uncertainties and assumptions which may cause the forward-looking events and circumstances discussed in this filing to differ materially from those anticipated or implied by the forward-looking statements. Such risks, uncertainties and assumptions include, but are not limited to, the ability to obtain regulatory approval for the transaction; the expected timing of the completion of the transaction; management plans regarding the transaction; the inability to complete the transaction due to the failure to satisfy the conditions required to complete the transaction; the risk that the businesses of Odyssey and Gentiva will not be integrated successfully, or will take longer than anticipated; the risk that expected cost savings from the transaction will not be achieved or unexpected costs will be incurred; any statements of the plan, strategies and objectives of management for future operations; the risk that employee, referral source and patient retention goals will not be met and that disruptions from the transaction will harm relationships with employees, referral sources, patients and suppliers; the outcome of litigation and regulatory proceedings to which we may be a party; actions of competitors; changes and developments affecting our industry; quarterly or cyclical variations in financial results; interest rates and cost of borrowing; any statements of expectation or belief; and other risk factors as set forth from time to time in Odyssey’s filings with the Securities and Exchange Commission. Many of these factors are beyond our ability to control or predict. Given these uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements, which reflect management’s views only as of the date hereof. We undertake no obligation to revise or update any of the forward-looking statements or publicly announce any updates or revisions to any of the forward-looking statements contained herein to reflect any change in our expectations with regard thereto or any change in events, conditions, circumstances or assumptions underlying such statements.